EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput
Executive Vice President and
Chief Financial Officer
(615) 665-1122

AMERICAN HEALTHWAYS TO PRESENT AT
THE 22ND ANNUAL JPMORGAN HEALTHCARE CONFERENCE

Live Internet Broadcast, Replay of Presentation Available on Company’s Website

NASHVILLE, Tenn. (Jan. 9, 2004) - American Healthways, Inc. (Nasdaq/NM: AMHC) today announced that it will participate in the 22nd Annual Healthcare Conference hosted by JPMorgan from January 12 through January 15 in San Francisco. Ben R. Leedle Jr., the Company’s president and chief executive officer, will present on Monday, Jan. 12, 2004, at 2:30 p.m. Pacific.

The presentation will be broadcast live on the Web and will be available for replay at www.americanhealthways.com. To view the presentation live, please visit the site at least 15 minutes in advance to download and install any necessary audio software.

American Healthways, Inc. is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of Nov. 30, 2003, the Company had 1,024,000 actual lives under management nationwide. For more information visit www.americanhealthways.com.

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